UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2021

Great Lakes Dredge & Dock Corporation

(Exact name of registrant as specified in its charter)

Delaware		20-5336063
(State or other jurisdiction of incorporation)	001-33225 (Commission file number)	(I.R.S. Employer Identification No.)

9811 Katy Freeway, Suite 1200, Houston, Texas		77024
(Address of principal executive offices)		(Zip Code)

(364) 359-1010

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock (Par Value $0.0001)	GLDD	Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Agreement with Philly Shipyard Inc.

On November 15, 2021, Great Lakes Dredge & Dock Company, LLC, a Delaware limited liability company (“GLDD LLC”) and a wholly-owned subsidiary of Great Lakes Dredge & Dock Corporation (the “Company”), entered into a vessel construction agreement (as amended or supplemented from time to time, and together with all related documents, the “Agreement”) with Philly Shipyard Inc., a Pennsylvania corporation (the “Builder”). On November 16, 2021, the Company issued a press release announcing the Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The material terms of the Agreement are summarized below.

The Agreement is for the design, construction and delivery of one subsea rock installation vessel (the “Initial Vessel”), in accordance with the terms of the Agreement, built to certain specifications and in compliance with all applicable rules and regulations. The contract price for the Initial Vessel is approximately $197 million. The contract price will be paid in installments tied to the stage of completion of the Initial Vessel. The Agreement also provides GLDD LLC with an option to purchase an additional vessel within twelve months after the effective date of the Agreement. The contract contains customary warranties of the Builder related to the vessels’ construction, as well as provisions addressing potential delays in the delivery of the vessels and remedies available in the event of a default by either party. The Builder must maintain customary levels of insurance and deliver to GLDD LLC a letter of credit and a parent company guarantee to secure its obligations and GLDD LLC’s remedies under the Agreement. The Initial Vessel is expected to be delivered to GLDD LLC by the Builder in the fourth quarter of 2024.

The Agreement will be filed as an exhibit to the Registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2021.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of Great Lakes Dredge & Dock Corporation dated November 16, 2021.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Great Lakes Dredge & Dock Corporation

By:	/s/Vivienne R. Schiffer
Senior Vice President, Chief Legal Officer, Chief Compliance Officer & Corporate Secretary

Dated: November 17, 2021